Exhibit 99.1

Contact: Arena Pharmaceuticals, Inc.	Media Contact: Russo Partners

Scott A. Rieger	David Schull
Senior Director, Investor Relations	President
srieger@arenapharm.com	david.schull@russopartnersllc.com
858.453.7200, ext. 1347	858.717.2310

www.arenapharm.com

Arena Pharmaceuticals Provides Corporate Update and

Reports Fourth Quarter and Full Year 2014 Financial Results

— Conference Call and Webcast Scheduled for Today at 5:00 p.m. Eastern Time —

SAN DIEGO, CA, March 2, 2015 - Arena Pharmaceuticals, Inc. (NASDAQ: ARNA) today provided a corporate update and reported financial results for the fourth quarter and full year ended December 31, 2014.

“2014 was a pivotal year for Arena, marked by the advancement of multiple development programs and the growth of sales of BELVIQ,” stated Jack Lief, Arena’s President and Chief Executive Officer. “We reported impressive clinical trial results from our pipeline of internally discovered GPCR drug candidates, including for our lorcaserin lifecycle management programs. In 2015 and beyond, we plan to build on this momentum by aggressively pursuing our promising drug development opportunities both internally and through collaboration, while continuing to support the delivery of patient benefits with BELVIQ.”

Fourth Quarter and Recent Developments

BELVIQ® (lorcaserin HCl) Commercial Update

•	IMS Health estimates that approximately 149,000 prescriptions for BELVIQ were filled in the fourth quarter of 2014, representing growth in total prescriptions of approximately 4% compared to the previous quarter, despite an overall market decline of 4%.

•	During the fourth quarter of 2014, Eisai recorded net product sales for BELVIQ of $10.0 million. These results reflect the impact of a new savings card launched by Eisai in early 2015 that enables eligible patients without commercial coverage for BELVIQ to pay no more than $75 for each monthly prescription.

•	Ildong Pharmaceutical Co., Ltd., commenced marketing of BELVIQ for weight management in South Korea in February 2015, following regulatory approval by the Ministry of Food and Drug Safety.

Arena Research & Development

•	Announced top-line results from a Phase 1b multiple-ascending dose clinical trial for APD334, an oral drug modulator of the sphingosine 1-phosphate subtype 1 (S1P1) receptor for the potential treatment of autoimmune diseases.

•	Initiated patient dosing in a Phase 2 clinical trial of ralinepag, an oral, non-prostanoid prostacyclin (IP) receptor agonist intended for the treatment of pulmonary arterial hypertension.

•	Arena and Eisai announced top-line results of a pilot study to assess the safety of lorcaserin when coadministered with phentermine.

•	Arena and Eisai announced top-line results from the Phase 2 clinical trial investigating lorcaserin for smoking cessation.

Arena Financial Update

•	Raised approximately $100.7 million in net proceeds in the first quarter of 2015 through the sale of 21.0 million shares of common stock at a price to the underwriters of $4.8139 per share.

Fourth Quarter 2014 Financial Results

•	Revenues totaled $9.2 million, including $3.8 million in net product sales of BELVIQ, of which $3.2 million represented 31.5% of Eisai’s net product sales and $0.6 million related to redemptions of the 15-day free voucher and product samples.

•	Research and development expenses totaled $27.8 million.

•	General and administrative expenses totaled $8.9 million.

•	Net loss was $32.1 million, or $0.15 per share.

•	At December 31, 2014, cash and cash equivalents totaled $163.2 million, not including net proceeds of $100.7 million from the issuance of common stock in the first quarter of 2015.

•	At December 31, 2014, approximately 220.3 million shares of common stock were outstanding, not including 21.0 million shares of common stock issued in the financing in the first quarter of 2015.

Full Year 2014 Financial Results

•	Revenues totaled $37.0 million, including $16.0 million in net product sales of BELVIQ, of which $14.2 million represented 31.5% of Eisai’s net product sales and $1.8 million related to redemptions of the 15-day free voucher and product samples.

•	Research and development expenses totaled $100.3 million.

•	General and administrative expenses totaled $34.1 million.

•	Gain on sale of available-for-sale securities of $49.6 million related to Arena’s former investment in TaiGen.

•	Net loss was $60.5 million, or $0.28 per share.

2015 Financial Guidance

Arena expects the majority of its 2015 revenues will be payments from collaborators based on their net product sales of BELVIQ: Arena will receive 31.5% and 35% of Eisai’s and Ildong’s net product sales of BELVIQ, respectively. Arena is currently not able to predict the amount of these sales and, accordingly, is not providing guidance for its overall 2015 revenues at this time. A lesser amount of Arena’s total 2015 revenues will consist of regulatory milestones (including the $3.0 million milestone achieved from the approval of BELVIQ in South Korea in February 2015), amortization of upfront payments from existing collaborations (expected to be approximately $8.0 million), development and patent reimbursements from Eisai (expected to be approximately $7.0 million), and toll manufacturing from Siegfried (expected to be approximately $1.0 million).

Arena expects full year 2015 research and development expenses of approximately $114.0 million to $122.0 million, including non-cash expenses of approximately $13.0 million and $6.0 million in development expenses reimbursed by Eisai (with such reimbursed expenses included in revenue).

Arena also expects full year 2015 general and administrative expenses of approximately $33.0 million to $39.0 million, including non-cash expenses of approximately $9.0 million and approximately $1.0 million in patent expenses reimbursed by Eisai (and included in revenue). In addition, Arena expects to spend approximately $8.0 million to $9.0 million for capital expenditures, primarily related to its manufacturing facility in Switzerland. Arena may moderate its planned level of expenses based on its revenues and shared costs with collaborators.

Scheduled Conference Call and Webcast

Arena will host a conference call and webcast today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to provide a corporate update and report fourth quarter and full year 2014 financial results. The conference call may be accessed by dialing 877.643.7155 for domestic callers and 914.495.8552 for international callers. Please specify to the operator that you would like to join the “Arena Pharmaceuticals’ Fourth Quarter and Full Year 2014 Financial Results Call.” The conference call will be webcast live under the investor relations section of Arena’s website at www.arenapharm.com, and will be archived there for 30 days following the call. Please connect to Arena’s website several minutes prior to the start of the broadcast to ensure adequate time for any software download that may be necessary.

Upcoming Conference Participation

Arena is planning to participate at upcoming investment and industry conferences, including:

•	Needham & Company’s 14th Annual Healthcare Conference, April 14-15, 2015, New York, New York

•	Bank of America Merrill Lynch 2015 Health Care Conference, May 12-14, 2015, Las Vegas, Nevada

About BELVIQ® (lorcaserin HCl) CIV

BELVIQ is believed to decrease food consumption and promote satiety by selectively activating serotonin 2C receptors in the brain. The exact mechanism of action is not known.

BELVIQ is approved by the US Food and Drug Administration to be used along with a reduced-calorie diet and increased physical activity for chronic weight management in adult patients with an initial body mass index of:

•	30 kg/m2 or greater (obese), or

•	27 kg/m2 or greater (overweight) in the presence of at least one weight-related comorbid condition (e.g., hypertension, dyslipidemia, type 2 diabetes).

Limitations of Use:

•	The safety and efficacy of coadministration of BELVIQ with other products intended for weight loss including prescription drugs (e.g., phentermine), over-the-counter drugs, and herbal preparations have not been established.

•	The effect of BELVIQ on cardiovascular morbidity and mortality has not been established.

In clinical trials, the most common adverse reactions for patients without diabetes treated with BELVIQ were headache, dizziness, fatigue, nausea, dry mouth, and constipation, and, in patients with diabetes, the most common adverse reactions were hypoglycemia, headache, back pain, cough, and fatigue.

For additional information about BELVIQ, including important safety information, click here for the full Prescribing Information or visit www.BELVIQ.com.

Arena has granted exclusive marketing and distribution rights for BELVIQ to Eisai Inc. and Eisai Co., Ltd., for most territories worldwide; to Ildong Pharmaceutical Co., Ltd., for South Korea; to CY Biotech Company Limited for Taiwan; and to Teva Pharmaceutical Industries Ltd.’s local Israeli subsidiary, Abic Marketing Limited, for Israel. Composition of matter patents for BELVIQ are issued in major jurisdictions globally that, in most cases, are capable of continuing into at least 2023, without taking into account any patent term adjustment or extension regimes of any country or any additional term of exclusivity Arena might obtain by virtue of later filed patent applications.

About Arena Pharmaceuticals

Arena is embracing the challenge of improving health by seeking to bring innovative medicines targeting G protein-coupled receptors to patients. Arena’s focus is discovering, developing and commercializing drugs to address unmet medical needs, and BELVIQ® (lorcaserin HCl) is Arena’s first internally discovered drug approved for marketing. Arena’s US operations are located in San Diego, California, and its operations outside of the United States, including its commercial manufacturing facility, are located in Zofingen, Switzerland. For more information, visit Arena’s website at www.arenapharm.com.

Arena Pharmaceuticals® and Arena® are registered service marks of Arena Pharmaceuticals, Inc. BELVIQ® is a registered trademark of Arena Pharmaceuticals GmbH.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the significance of 2014 for Arena; building on momentum; aggressively pursuing drug development opportunities; the therapeutic indication, use, safety, efficacy, mechanism of action and potential of BELVIQ; supporting the delivery of patient benefits with BELVIQ; Eisai’s new savings card; the marketing of BELVIQ in South Korea; progress, promise, potential therapeutic indication and other aspects of the research and development programs; financial guidance; patent coverage; participation at conferences; embracing the challenge of improving health; seeking to bring innovative medicines to patients; and Arena’s focus, plans, goals, strategy, expectations, research and development programs, and ability to discover and develop compounds and commercialize drugs. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following: risks related to commercializing drugs, including regulatory, manufacturing, supply and marketing issues and the availability and use of BELVIQ; cash and revenues generated from BELVIQ, including the impact of competition; the risk that Arena’s revenues are based in part on estimates, judgment and accounting policies, and incorrect estimates or disagreement regarding estimates or accounting policies may result in changes to Arena’s guidance or previously reported results; the timing and outcome of regulatory review is uncertain, and BELVIQ may not be approved for marketing in combination with another drug, for another indication or using a different formulation or in any other territory for any indication; regulatory decisions in one territory may impact other regulatory decisions and Arena’s business prospects; government and commercial reimbursement and pricing decisions; risks related to relying on collaborative arrangements; the timing and receipt of payments and fees, if any, from collaborators; the entry into or modification or termination of collaborative arrangements; unexpected or unfavorable new data; nonclinical and clinical data is voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Arena or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; data and other information related to any of Arena’s research and development may not meet regulatory requirements or otherwise be sufficient for (or Arena or a collaborator may not pursue) further research and development, regulatory review or approval or continued marketing; Arena’s and third parties’ intellectual property rights; the timing, success and cost of Arena’s research and development; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; clinical trials and other studies may not proceed at the time or in the manner expected or at all; having adequate funds; and satisfactory resolution of litigation or other disagreements with others. Additional factors that could cause actual results to differ materially from those stated or implied by Arena’s forward-looking statements are disclosed in Arena’s filings with the Securities and Exchange Commission. These forward-looking statements represent Arena’s judgment as of the time of this release. Arena disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Arena Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
	(unaudited)		(Note)
Revenues
Net product sales	$3,846	$2,372	$15,983	$5,702
Other Eisai collaborative revenue	4,577	3,483	18,611	72,416
Toll manufacturing	313	509	1,497	2,690
Other collaborative revenue	455	152	879	586

Total revenues	9,191	6,516	36,970	81,394

Operating Costs & Expenses
Cost of product sales	2,320	289	6,369	1,803
Cost of toll manufacturing	266	1,091	1,390	4,377
Research & development	27,826	19,040	100,347	66,468
General & administrative	8,939	8,067	34,137	31,681

Total operating costs & expenses	39,351	28,487	142,243	104,329

Interest & Other Income (Expense)
Interest income	14	21	83	89
Interest expense	(1,710)	(1,758)	(6,915)	(7,091)
Gain from valuation of derivative liabilities	929	49	4,418	10,150
Gain on sale of available-for-sale securities	0	0	49,553	0
Other	(1,134)	200	(2,374)	352

Total interest & other income (expense), net	(1,901)	(1,488)	44,765	3,500

Net loss	$(32,061)	$(23,459)	$(60,508)	$(19,435)

Net loss per share:
Basic	$(0.15)	$(0.11)	$(0.28)	$(0.09)

Diluted	$(0.15)	$(0.11)	$(0.28)	$(0.09)

Shares used in calculating net loss per share:
Basic	220,152	218,643	219,734	218,104

Diluted	220,152	218,643	219,734	218,104

Note:	The Condensed Consolidated Statements of Operations have been derived from the audited financial statements for the year ended December 31, 2013, and from the unaudited financial statements for the year ended December 31, 2014.

Arena Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheet Data

(In thousands)

	December 31, 2014	December 31, 2013
	(Note)
Assets
Cash & cash equivalents	$163,209	$221,878
Accounts receivable	3,712	10,602
Inventory	10,831	12,759
Prepaid expenses & other current assets	4,144	3,571
Land, property & equipment, net	82,919	77,388
Acquired technology & other non-current assets	11,570	13,609

Total assets	$276,385	$339,807

Liabilities & Stockholders’ Equity
Accounts payable & accrued liabilities	$49,158	$30,827
Total deferred revenues	108,302	139,190
Total derivative liabilities	474	4,892
Total lease financing obligations & other long-term liabilities	71,106	73,041
Total stockholders’ equity	47,345	91,857

Total liabilities & stockholders’ equity	$276,385	$339,807

Note:	The Condensed Consolidated Balance Sheet Data has been derived from the audited financial statements as of December 31, 2013, and from the unaudited financial statements as of December 31, 2014.

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